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                                  EXHIBIT 12.2
          UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES








                                                             For the Nine Months
                                                              Ended September 30
                                                            --------------------
Millions of dollars                                               1999      1998
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    ..................................................
Earnings (loss) from operations ......................            $ 61      $179
Provision for income taxes ...........................              57       184
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      Earnings subtotal ..............................             118       363
Fixed charges included in earnings:
   Interest expense ..................................             145       131
   Interest portion of rentals .......................              15        17
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      Fixed charges subtotal .........................             160       148
Earnings (loss) from operations
   available before fixed charges ....................             278       511
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Fixed charges:
   Fixed charges included in earnings ................             160       148
   Capitalized interest ..............................              13        22
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      Total fixed charges ............................            $173      $170
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Ratio of earnings from operations
    to fixed charges .................................             1.6       3.0
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